FIRSTSUN CAPITAL BANCORP REPORTS SECOND QUARTER 2022 RESULTS

Second Quarter 2022 Highlights:
•Completed previously announced merger with Pioneer Bancshares, Inc. (“Pioneer”), acquiring loans of $0.8 billion, total assets of $1.5 billion, and total deposits of $1.2 billion net of purchase accounting adjustments
•Net income of $0.4 million, $0.02 per diluted share (excluding merger costs, $17.2 million, $0.68 per diluted share, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Return on average assets of 0.02% (excluding merger costs, 0.96%, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Return on average equity of 0.22% (excluding merger costs, 8.88%, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Organic loan growth, which excludes acquired Pioneer loans, 24.2% annualized
•27.6% fee revenue to total revenue mix
•Increase in net interest margin of 48 basis points to 3.56%

Denver, Colorado – July 28, 2022 – FirstSun Capital Bancorp (“FirstSun”) reported net income of $0.4 million for the second quarter of 2022, compared to net income of $7.7 million in the prior quarter and $11.3 million in the second quarter of 2021. Earnings per diluted share was $0.02 for the second quarter of 2022, compared to $0.41 in the prior quarter and $0.60 in the second quarter of 2021. Earnings for the second quarter of 2022 were impacted by the completion of our previously announced merger with Pioneer and the $16.8 million in merger costs, net of tax or $0.66 per diluted share.

Neal Arnold, FirstSun’s President and Chief Executive Officer, commented, “We are pleased with our continued progress this quarter, including organic loan growth and our growth in core returns, which excludes merger related expenses. The macro rate environment continues to impact our overall mortgage banking trends; however, we believe the strength of our diversified revenue mix will continue to position us well moving forward. Our loan portfolio continues to perform well and we remain focused on our credit quality. We expanded our business with the April 1st closing of the Pioneer merger and look forward to introducing all of our products and services to our new customers. We are actively working on the full integration of the Pioneer business following our successful completion of the system conversion during the second quarter. Our Southwest markets have exhibited strong economic growth and we look forward to our future growth across each of our markets.”

Second Quarter 2022 Results

Net income totaled $0.4 million, or $0.02 per diluted share, during the second quarter of 2022, compared to $7.7 million, or $0.41 per diluted share, during the prior quarter. Net income in the second quarter of 2022 included $16.8 million in merger costs, net of tax. The return on average assets was 0.02% in the second quarter of 2022, compared to 0.54% in the prior quarter and 0.82% in the second quarter of 2021, and the return on average equity was 0.22% in the second quarter of 2022, compared to 5.85% in the prior quarter and 8.82% in the second quarter of 2021. The negative impact in the second quarter of 2022 of merger costs to return on average assets was 0.94% and to return on average equity was 8.66%.

Net Interest Income and Net Interest Margin

Net interest income totaled $58.6 million during the second quarter of 2022, an increase of $17.3 million compared to the prior quarter. Our net interest margin increased 48 basis points to 3.56% compared to the prior quarter. Results in the second quarter of 2022, compared to the prior quarter, were driven by an increase of 52 basis points in yield on earning assets, and an increase of four basis points in the cost of interest-bearing liabilities, primarily due to the rising interest rate environment. Driven primarily by the completion of the Pioneer merger, average loans grew by $1.1 billion, and average investment securities grew $68.8 million in the second quarter of 2022, compared to the prior quarter. Total loan yield including loans held-for-sale increased by 39 basis points in the second quarter of 2022, compared to the prior quarter, primarily due to the rising interest rate environment, and to a lesser extent, the impact of the accretion of net loan discounts related to our Pioneer merger. Investment securities yield increased by 49 basis points in the second quarter of 2022, compared to the prior quarter, primarily due to higher yielding acquired securities from the Pioneer merger and the slowing prepayment speeds on the existing portfolio. Our total cost of deposits increased by two basis points to 0.21% in the second quarter of 2022, compared to the prior quarter.
Asset Quality and Provision for Loan Losses

The provision for loan losses totaled $5.0 million during the second quarter of 2022, an increase of $1.3 million compared to the prior quarter. During the second quarter of 2022, $2.9 million of the provision for loan losses was related to certain non-impaired acquired loans marked at a premium valuation upon the closing of the Pioneer merger. The premium valuation on certain of the acquired loans was due to higher contractual interest rates compared to market interest rates upon closing of the Pioneer merger. In total, we realized a net discount valuation on the entire acquired portfolio. Due to the premium on certain of the loans, a provision for loan losses was required; however, it was not due to credit deterioration since closing of the Pioneer merger. Net recoveries during the second quarter of 2022 were $0.6 million, or a ratio of net charge-offs (recoveries) to average loans of (0.04)% annualized, compared to net charge-offs of $0.7 million, or a ratio of net charge-offs to average loans of 0.07% annualized, in the prior quarter. The allowance for loan losses as a percentage of total loans was 1.04% at June 30, 2022, compared to 1.17% at March 31, 2022. The decrease in the allowance for loan losses as a percentage of total loans relates to the acquired Pioneer loans. The ratio of nonperforming assets to total assets was 0.62% at June 30, 2022, compared to 0.64% at March 31, 2022, and 0.94% at June 30, 2021.

Noninterest Income

Noninterest income totaled $22.3 million during the second quarter of 2022, a decrease of $1.4 million from the prior quarter. Mortgage banking income decreased $2.9 million during the second quarter of 2022 from the prior quarter, primarily due to lesser sold volume and associated loan sale gains and a decline in the rate lock pipeline valuation in a rising interest rate environment. Total originations of mortgage loans held-for-sale decreased by $19.0 million, or 5.9%, in the second quarter of 2022 from the prior quarter. Noninterest income as a percentage of total revenue totaled 27.6% in the second quarter of 2022, compared to 36.5% in the prior quarter.

Noninterest Expense

Noninterest expense totaled $75.7 million during the second quarter of 2022, an increase of $23.2 million from the prior quarter, primarily driven by the Pioneer merger and the merger related expenses. Noninterest expenses for the second quarter of 2022 included $18.4 million in merger related expenses compared to $0.3 million in the prior quarter.

Tax Rate

The effective tax rate was (96.3)% in the second quarter of 2022, compared to 13.0% in the prior quarter. The effective tax rate was not meaningful due to the breakeven nature of income before income taxes in the second quarter of 2022.

Loans

Total loans were $5.4 billion at June 30, 2022, compared to $4.3 billion at March 31, 2022, an increase of $1.1 billion in the second quarter of 2022, or 99.5% on an annualized basis. Total loans, excluding impact from acquired Pioneer loans, increased $261.6 million in the second quarter of 2022, or 24.2% on an annualized basis from the prior quarter, resulting primarily from growth in commercial and industrial and residential real estate balances. See the “Non-GAAP Financial Measures and Reconciliations” below.

Deposits

Average deposits increased $1.1 billion in the second quarter of 2022, or 92.9% on an annualized basis to $5.9 billion, compared to the prior quarter. Average deposits, excluding impact from acquired Pioneer deposits, decreased $58.6 million in the second quarter of 2022, or (4.8)% on an annualized basis, compared to the prior quarter. See the “Non-GAAP Financial Measures and Reconciliations” below. Noninterest-bearing deposit accounts represented 32.7% of total deposits at June 30, 2022 and the loan-to-deposit ratio was 90.8% at June 30, 2022.

Capital

Capital ratios remain strong and above “well-capitalized” thresholds. As of June 30, 2022, our common equity tier 1 risk-based capital ratio was 9.59%, total risk-based capital ratio was 11.60% and tier 1 leverage ratio was 8.89%. Book value per common share was $30.34 at June 30, 2022, an increase of $2.24 from March 31, 2022. Tangible book value per common share, a non-GAAP financial measure, was $24.76 at June 30, 2022, a decrease of $1.11 from March 31, 2022. The decline in the tangible book value per common share at June 30, 2022 relates to the increases in our intangible assets as a result of the Pioneer merger, and the impact of the decline in accumulated other comprehensive income (loss), net, for unrealized losses in our available-for-sale securities portfolio resulting from the rising interest rate environment.

Non-GAAP Financial Measures

This press release contains financial information and performance measures determined by methods other than in accordance with principles generally accepted in the United States (“GAAP”). FirstSun management uses these non-GAAP financial measures in their analysis of FirstSun’s performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. FirstSun believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. FirstSun management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this press release:

•Tangible stockholders’ equity
•Tangible assets
•Tangible stockholders’ equity to tangible assets
•Tangible book value per common share
•Net income excluding merger costs
•Return on average total assets excluding merger costs
•Return on average stockholders’ equity excluding merger costs
•Efficiency ratio excluding merger related expenses
•Diluted earnings per share excluding merger related costs
•Fully tax equivalent (FTE) net interest income and net interest margin on FTE basis
•Total loan growth, excluding Pioneer acquired loans, annualized
•Total average deposit growth, excluding Pioneer acquired deposits, annualized

The tables beginning on page 12 provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP equivalent.

About FirstSun Capital Bancorp

FirstSun Capital Bancorp, headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, N.A., which operates as Sunflower Bank, First National 1870 and Guardian Mortgage. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with a branch network in five states and mortgage capabilities in 43 states. FirstSun had total consolidated assets of $7.1 billion as of June 30, 2022. On April 1, 2022, we completed our merger with Pioneer Bancshares, Inc.

First National 1870 and Guardian Mortgage are divisions of Sunflower Bank, N.A. To learn more, visit ir.firstsuncb.com, SunflowerBank.com, FirstNational1870.com or GuardianMortgageOnline.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains ”forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of FirstSun. Words such as “anticipates,” “believes,” “estimates,” “expects,” “focused,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could,” “look forward” and other similar expressions are intended to identify these forward-looking statements. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding FirstSun’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, FirstSun’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, without limitation, the following:
•the possibility that the anticipated benefits of the merger with Pioneer, which closed on April 1, 2022, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where FirstSun does business or as a result of other unexpected factors or events;
•the COVID-19 pandemic and its continuing effects on the economic and business environments in which we operate;
•potential fluctuations or unanticipated changes in the interest rate environment, including interest rate changes made by the Federal Reserve, the discontinuation of LIBOR as an interest rate benchmark, and cash flow reassessments, may reduce net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets;
•the inability to sustain revenue and earnings growth;
•the inability to efficiently manage operating expenses;
•the impact of competition with other financial institutions, including pricing pressures and the resulting impact on FirstSun’s results, including as a result of compression to net interest margin;
•deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses;
•changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;
•adverse changes in asset quality and credit risk; and
•the potential effects of events beyond our control that may have a destabilizing effect on financial markets and the economy, such as epidemics and pandemics, war or terrorist activities, disruptions in our customers’ supply chains, disruptions in transportation, essential utility outages or trade disputes and related tariffs.

Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in FirstSun’s Annual Report on Form 10-K for the year ended December 31, 2021, and other documents subsequently filed by FirstSun with the United States Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, FirstSun undertakes no obligation to revise or update any forward-looking statements.

Summary Data:

	As of and for the quarter ended			As of and for the six months ended
($ in thousands, except per share amounts)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Net interest income	$58,585	$41,285	$36,400	$99,870	$74,817
Provision for (benefit from) loan losses	5,000	3,700	(1,400)	8,700	(1,750)
Noninterest income	22,302	23,693	32,283	45,995	66,164
Noninterest expense	75,668	52,467	56,624	128,135	111,804
Income before income taxes	219	8,811	13,459	9,030	30,927
Provision for income taxes	(211)	1,142	2,178	931	5,308
Net income	430	7,669	11,281	8,099	25,619
Net income, excluding merger costs (1)	17,208	7,922	12,349	25,130	26,687

Diluted earnings per share	$0.02	$0.41	$0.60	$0.36	$1.37
Diluted earnings per share, excluding merger costs (1)	$0.68	$0.42	$0.66	$1.13	$1.43
Return on average assets	0.02%	0.54%	0.82%	0.25%	0.97%
Return on average assets, excluding merger costs (1)	0.96%	0.56%	0.90%	0.78%	1.01%
Return on average equity	0.22%	5.85%	8.82%	2.49%	10.12%
Return on average equity, excluding merger costs (1)	8.88%	6.04%	9.65%	7.73%	10.54%
Net interest margin	3.56%	3.08%	2.81%	3.34%	3.00%
Net interest margin (FTE basis) (1)	3.64%	3.17%	2.93%	3.43%	3.13%
Efficiency ratio	93.55%	80.75%	82.44%	87.84%	79.30%
Efficiency ratio, excluding merger related expenses (1)	70.74%	80.28%	80.58%	74.99%	78.40%
Fee revenue to total revenue	27.57%	36.46%	47.00%	31.53%	46.93%

Total assets	$7,087,184	$5,733,748	$5,563,076	$7,087,184	$5,563,076
Total loans held-for-sale	61,253	57,700	136,999	61,253	136,999
Total loans held-for-investment	5,387,928	4,315,031	3,794,355	5,387,928	3,794,355
Total deposits	5,933,022	4,946,482	4,748,698	5,933,022	4,748,698
Total stockholders' equity	754,034	515,541	510,582	754,034	510,582
Period end loan-to-deposit ratio	90.81%	87.23%	79.90%	90.81%	79.90%
Book value per common share	$30.34	$28.10	$27.87	30.34	27.87
Tangible book value per common share (1)	$24.76	$25.87	$25.57	24.76	25.57
(1) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
(2) Loans are inclusive of loans held-for-sale and loans held-for-investment.

Condensed Consolidated Statements of Income (Unaudited):

	As of and for the quarter ended			As of and for the six months ended
($ in thousands, except per share amounts)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Total interest income	$63,228	$44,661	$40,069	$107,889	$82,515
Total interest expense	4,643	3,376	3,669	8,019	7,698
Net interest income	58,585	41,285	36,400	99,870	74,817
Provision for (benefit from) loan losses	5,000	3,700	(1,400)	8,700	(1,750)
Net interest income after provision for loan losses	53,585	37,585	37,800	91,170	76,567
Noninterest income:
Service charges on deposits	4,379	3,925	2,645	8,304	5,188
Credit and debit card fees	2,990	2,415	2,544	5,405	4,668
Trust and investment advisory fees	1,909	1,947	1,992	3,856	3,897
Mortgage banking income, net	11,671	14,561	22,936	26,232	47,993
Other noninterest income	1,353	845	2,166	2,198	4,418
Total noninterest income	22,302	23,693	32,283	45,995	66,164
Noninterest expense:
Salaries and benefits	35,248	34,225	38,449	69,473	77,068
Occupancy and equipment	7,753	6,833	6,527	14,586	13,224
Amortization of intangible assets	935	327	354	1,262	708
Merger related expenses	18,448	303	1,279	18,751	1,279
Other noninterest expenses	13,284	10,779	10,015	24,063	19,525
Total noninterest expense	75,668	52,467	56,624	128,135	111,804
Income before income taxes	219	8,811	13,459	9,030	30,927
(Benefit) provision for income taxes	(211)	1,142	2,178	931	5,308
Net income	$430	$7,669	$11,281	$8,099	$25,619

Earnings per share - basic	$0.02	$0.42	$0.62	$0.38	$1.40
Earnings per share - diluted	$0.02	$0.41	$0.60	$0.36	$1.37

Condensed Consolidated Balance Sheets as of (Unaudited):

($ in thousands)	June 30, 2022	March 31, 2022	June 30, 2021
Assets
Cash and cash equivalents	$510,701	$487,689	$840,600
Securities available-for-sale, at fair value	578,751	556,723	508,975
Securities held-to-maturity	39,803	16,799	21,894
Loans held-for-sale, at fair value	61,253	57,700	136,999
Loans	5,387,928	4,315,031	3,794,355
Allowance for loan losses	(56,077)	(50,509)	(42,978)
Loans, net	5,331,851	4,264,522	3,751,377

Mortgage servicing rights, at fair value	66,047	60,481	40,844
Premises and equipment, net	89,674	52,198	54,304
Other real estate owned and foreclosed assets, net	5,391	5,162	4,013
Goodwill	119,975	33,050	33,050
Intangible assets, net	18,760	7,923	8,959
All other assets	264,978	191,501	162,061
Total assets	$7,087,184	$5,733,748	$5,563,076

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing demand deposit accounts	$1,942,078	$1,662,980	$1,359,112
Interest-bearing deposit accounts:
Interest-bearing demand accounts	165,287	155,388	194,840
Savings accounts and money market accounts	3,204,704	2,742,393	2,746,373
NOW accounts	50,126	74,106	101,749
Certificate of deposit accounts	570,827	311,615	346,624
Total deposits	5,933,022	4,946,482	4,748,698

Securities sold under agreements to repurchase	70,838	69,627	113,786
Federal Home Loan Bank advances	159,968	40,000	40,000
Other borrowings	79,959	87,799	68,910
Other liabilities	89,363	74,299	81,100
Total liabilities	6,333,150	5,218,207	5,052,494

Stockholders' equity:
Preferred stock	—	—	—
Common stock	2	2	2
Additional paid-in capital	486,755	262,071	260,516
Treasury stock	—	(38,148)	(38,148)
Retained earnings	306,714	306,284	281,070
Accumulated other comprehensive (loss) income, net	(39,437)	(14,668)	7,142
Total stockholders' equity	754,034	515,541	510,582
Total liabilities and stockholders' equity	$7,087,184	$5,733,748	$5,563,076

Share Data as of and for the periods ended:

	As of and for the quarter ended
	June 30, 2022	March 31, 2022	June 30, 2021

Weighted average common shares outstanding, basic	24,760,282	18,346,288	18,321,659
Weighted average common shares outstanding, diluted	25,458,311	18,899,852	18,761,034
Period end common shares outstanding	24,850,954	18,346,288	18,321,659
Book value per common share	$30.34	$28.10	$27.87
Tangible book value per common share (1)	$24.76	$25.87	$25.57

Consolidated Capital Ratios as of:

	June 30, 2022	March 31, 2022	June 30, 2021

Stockholders' equity to total assets	10.64%	8.99%	9.18%
Tangible equity to tangible assets (1)	8.86%	8.34%	8.49%
Tier 1 leverage ratio	8.89%	8.42%	8.21%
Common equity tier 1 risk-based capital ratio	9.59%	9.27%	10.28%
Tier 1 risk-based capital ratio	9.59%	9.27%	10.28%
Total risk-based capital ratio	11.60%	11.74%	12.44%
(1) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Summary of Net Interest Margin:

	For the quarter ended June 30, 2022			For the quarter ended March 31, 2022			For the quarter ended June 30, 2021
(In thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans held-for-sale	$70,430	$1,269	7.21%	$60,895	$694	4.56%	$133,592	$1,168	3.50%
Loans held-for-investment (1)	5,264,355	57,316	4.35%	4,123,920	41,164	3.99%	3,736,120	36,557	3.91%
Investment securities	651,180	3,333	2.05%	582,333	2,275	1.56%	514,248	1,877	1.46%
Interest-bearing cash and other assets	591,208	1,310	0.89%	592,478	528	0.36%	800,851	467	0.23%
Total earning assets	6,577,173	63,228	3.85%	5,359,626	44,661	3.33%	5,184,811	40,069	3.09%
Other assets	612,253			314,043			294,765
Total assets	$7,189,426			$5,673,669			$5,479,576

Interest-bearing liabilities
Demand and NOW deposits	$219,502	$229	0.42%	$223,020	$124	0.22%	$317,651	$286	0.36%
Savings deposits	516,045	133	0.10%	468,713	91	0.08%	452,537	142	0.10%
Money market deposits	2,774,713	1,172	0.17%	2,306,638	840	0.15%	2,233,460	1,120	0.21%
Certificates of deposits	581,803	638	0.44%	317,948	519	0.65%	351,350	801	0.91%
Total deposits	4,092,063	2,172	0.21%	3,316,319	1,574	0.19%	3,354,998	2,349	0.28%
Repurchase agreements	56,247	15	0.11%	71,425	8	0.04%	144,421	18	0.05%
Total deposits and repurchase agreements	4,148,310	2,187	0.21%	3,387,744	1,582	0.19%	3,499,419	2,367	0.27%
FHLB borrowings	184,100	771	1.67%	40,229	148	1.48%	40,000	150	1.50%
Other long-term borrowings	82,154	1,685	8.21%	86,191	1,646	7.63%	68,760	1,152	6.70%
Total interest-bearing liabilities	4,414,564	4,643	0.42%	3,514,164	3,376	0.38%	3,608,179	3,669	0.41%
Noninterest-bearing deposits	1,923,870			1,566,088			1,283,536
Other liabilities	75,768			68,999			76,080
Stockholders' equity	775,224			524,418			511,781
Total liabilities and stockholders' equity	$7,189,426			$5,673,669			$5,479,576

Net interest income		$58,585			$41,285			$36,400
Net interest spread		3.43%			2.95%			2.68%
Net interest margin		3.56%			3.08%			2.81%
Net interest margin (on a FTE basis) (2)		3.64%			3.17%			2.93%
(1) Includes nonaccrual loans.
(2) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

	For the six months ended
	June 30, 2022			June 30, 2021
(In thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans held-for-sale	$65,689	$1,963	5.98%	$141,909	$2,271	3.20%
Loans held-for-investment (1)	4,697,288	98,480	4.19%	3,751,632	75,713	4.04%
Investment securities	616,947	5,608	1.82%	506,109	3,692	1.46%
Interest-bearing cash and other assets	591,839	1,838	0.62%	591,436	839	0.28%
Total earning assets	5,971,763	107,889	3.61%	4,991,086	82,515	3.31%
Other assets	463,972			287,590
Total assets	$6,435,735			$5,278,676

Interest-bearing liabilities
Demand and NOW deposits	$221,251	$353	0.32%	$287,440	$497	0.35%
Savings deposits	492,510	224	0.09%	454,719	262	0.12%
Money market deposits	2,541,968	2,012	0.16%	2,142,197	2,251	0.21%
Certificates of deposits	450,604	1,157	0.51%	356,474	1,743	0.98%
Total deposits	3,706,333	3,746	0.20%	3,240,830	4,753	0.29%
Repurchase agreements	63,795	23	0.07%	137,255	36	0.05%
Total deposits and repurchase agreements	3,770,128	3,769	0.20%	3,378,085	4,789	0.28%
FHLB borrowings	112,562	919	1.63%	45,096	607	2.69%
Other long-term borrowings	84,161	3,331	7.91%	68,665	2,302	6.71%
Total interest-bearing liabilities	3,966,851	8,019	0.40%	3,491,846	7,698	0.44%
Noninterest-bearing deposits	1,745,967			1,200,921
Other liabilities	72,403			79,706
Stockholders' equity	650,514			506,203
Total liabilities and stockholders' equity	$6,435,735			$5,278,676

Net interest income		$99,870			$74,817
Net interest spread		3.21%			2.87%
Net interest margin		3.34%			3.00%
Net interest margin (on a FTE basis) (2)		3.43%			3.13%
(1) Includes nonaccrual loans.
(2) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Loan Portfolio

($ in thousands)	June 30, 2022	March 31, 2022	June 30, 2022 vs March 31, 2022 % change	June 30, 2021	June 30, 2022 vs June 30, 2021 % change

Commercial	$2,674,043	$2,515,203	6.3%	$2,211,084	20.9%
Commercial real estate	1,750,882	1,214,505	44.2%	1,124,131	55.8%
Residential real estate	918,580	567,342	61.9%	444,491	106.7%
Consumer	44,423	17,981	147.1%	14,649	203.2%
Total loans held-for-investment	$5,387,928	$4,315,031	24.9%	$3,794,355	42.0%

Asset Quality:

	As of and for the quarter ended			As of and for the six months ended
($ in thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Net (recoveries) charge-offs	$(568)	$738	$2,836	$170	$3,038
Allowance for loan losses	$56,077	$50,509	$42,978	$56,077	$42,978
Nonperforming loans, including nonaccrual loans, accrual TDR’s, and accrual loans greater than 90 days past due	$38,283	$31,367	$48,203	$38,283	$48,203
Nonperforming assets	$43,674	$36,529	$52,216	$43,674	$52,216
Ratio of net (recoveries) charge-offs to average loans outstanding	(0.04)%	0.07%	0.30%	0.01%	0.16%
Allowance for loan losses to total loans outstanding	1.04%	1.17%	1.13%	1.04%	1.13%
Allowance for loan losses to total nonperforming loans	146.48%	161.03%	89.16%	146.48%	89.16%
Nonperforming loans to total loans	0.71%	0.73%	1.27%	0.71%	1.27%
Nonperforming assets to total assets	0.62%	0.64%	0.94%	0.62%	0.94%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the quarter ended			As of and for the six months ended
($ in thousands, except share and per share amounts)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Tangible stockholders’ equity:
Total stockholders' equity (GAAP)	$754,034	$515,541	$510,582	$754,034	$510,582
Less: Goodwill and other intangible assets
Goodwill	(119,975)	(33,050)	(33,050)	(119,975)	(33,050)
Other intangible assets	(18,760)	(7,923)	(8,959)	(18,760)	(8,959)
Total tangible stockholders' equity (non-GAAP)	$615,299	$474,568	$468,573	$615,299	$468,573
Tangible assets:
Total assets (GAAP)	$7,087,184	$5,733,748	$5,563,076	$7,087,184	$5,563,076
Less: Goodwill and other intangible assets
Goodwill	(119,975)	(33,050)	(33,050)	(119,975)	(33,050)
Other intangible assets	(18,760)	(7,923)	(8,959)	(18,760)	(8,959)
Total tangible assets (non-GAAP)	$6,948,449	$5,692,775	$5,521,067	$6,948,449	$5,521,067
Tangible stockholders’ equity to tangible assets:
Common equity to total assets (GAAP)	10.64%	8.99%	9.18%	10.64%	9.18%
Less: Impact of goodwill and other intangible assets	1.78%	0.65%	0.69%	1.78%	0.69%
Tangible common equity to tangible assets (non-GAAP)	8.86%	8.34%	8.49%	8.86%	8.49%
Tangible book value per common share:
Stockholders' equity (GAAP)	$754,034	$515,541	$510,582	$754,034	$510,582
Tangible stockholders' equity (non-GAAP)	$615,299	$474,568	$468,573	$615,299	$468,573
Total common shares outstanding	24,850,954	18,346,288	18,321,659	24,850,954	18,321,659
Book value per common share (GAAP)	$30.34	$28.10	$27.87	$30.34	$27.87
Tangible book value per common share (non-GAAP)	$24.76	$25.87	$25.57	$24.76	$25.57
Net income excluding merger costs:
Net income (GAAP)	$430	$7,669	$11,281	$8,099	$25,619
Add: Merger costs
Merger related expenses	18,448	303	1,279	18,751	1,279
Income tax effect on merger related expenses	(4,033)	(50)	(211)	(4,083)	(211)
Provision for loan loss on Pioneer loans marked at a premium	2,884	—	—	2,884	—
Income tax effect on provision for loan loss on Pioneer loans marked at a premium	(521)	—	—	(521)	—
Total merger costs	16,778	253	1,068	17,031	1,068
Net income excluding merger costs (non-GAAP)	$17,208	$7,922	$12,349	$25,130	$26,687

	As of and for the quarter ended			As of and for the six months ended
($ in thousands, except share and per share amounts)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Return on average total assets excluding merger costs:
Return on average total assets (ROAA) (GAAP)	0.02%	0.54%	0.82%	0.25%	0.97%
Add: Impact of merger costs, net of tax	0.94%	0.02%	0.08%	0.53%	0.04%
ROAA excluding merger costs (non-GAAP)	0.96%	0.56%	0.90%	0.78%	1.01%
Return on average stockholders’ equity excluding merger costs:
Return on average stockholders' equity (ROAE) (GAAP)	0.22%	5.85%	8.82%	2.49%	10.12%
Add: Impact of merger costs, net of tax	8.66%	0.19%	0.83%	5.24%	0.42%
ROAE excluding merger costs (non-GAAP)	8.88%	6.04%	9.65%	7.73%	10.54%
Efficiency ratio excluding merger related expenses:
Efficiency ratio (GAAP)	93.55%	80.75%	82.44%	87.84%	79.30%
Less: Impact of merger related expenses	22.81%	0.47%	1.86%	12.85%	0.90%
Efficiency ratio excluding merger related expenses (non-GAAP)	70.74%	80.28%	80.58%	74.99%	78.40%
Diluted earnings per share excluding merger costs:
Diluted earnings per share (GAAP)	$0.02	$0.41	$0.60	$0.36	$1.37
Add: Impact of merger costs, net of tax	0.66	0.01	0.06	0.77	0.06
Diluted earnings per share excluding merger costs (non-GAAP)	$0.68	$0.42	$0.66	$1.13	$1.43
Fully tax equivalent (FTE) net interest income and net interest margin on FTE basis:
Net interest income (GAAP)	$58,585	$41,285	$36,400	$99,870	$74,817
Gross income effect of tax exempt income	1,284	1,321	1,704	2,605	3,495
FTE net interest income (non-GAAP)	$59,869	$42,606	$38,104	$102,475	$78,312
Average earning assets	$6,577,173	$5,359,626	$5,184,811	$5,971,763	$4,991,086
Net interest margin	3.56%	3.08%	2.81%	3.34%	3.00%
Net interest margin on FTE basis (non-GAAP)	3.64%	3.17%	2.93%	3.43%	3.13%

($ in thousands)	As of June 30, 2022

Total loan growth, excluding Pioneer acquired loans, annualized:
Total loans for the quarter ended:
June 30, 2022	$5,387,928
March 31, 2022	4,315,031
Total loan growth for the quarter ended June 30, 2022	1,072,897
Less: Acquired loans at date of merger, net of purchase accounting adjustments	(811,300)
Total loan increase for the quarter ended June 30, 2022	$261,597
Total loan growth, annualized (GAAP)	99.5%
Total loan growth, excluding Pioneer acquired loans, annualized (non-GAAP)	24.2%
Total average deposit growth, excluding Pioneer acquired deposits, annualized:
Total average deposits for the quarter ended:
June 30, 2022	$6,015,933
March 31, 2022	4,882,407
Total average deposit growth for the quarter ended June 30, 2022	1,133,526
Less: Acquired deposits at date of merger, net of purchase accounting adjustments	(1,192,081)
Total average deposit decrease for the quarter ended June 30, 2022	$(58,555)
Total average deposit growth, annualized (GAAP)	92.9%
Total average deposit growth, excluding Pioneer acquired deposits, annualized (non-GAAP)	(4.8)%